UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 22, 2010

(Date of earliest event reported)

TECHWELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-52014	77-0451738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 E. Plumeria Drive, San Jose, California 95134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 435-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2010, Techwell, Inc. (“Techwell”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intersil Corporation (“Parent”) and Navajo Merger Sub, Inc., an indirect wholly-owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser has agreed, subject to the terms and conditions of the Merger Agreement, to commence a cash tender offer to acquire all shares of common stock, par value $0.001 per share, of Techwell (“Techwell Common Stock”) that are outstanding and the associated preferred stock purchase rights (the “Techwell Rights”) issued in connection with and subject to the Rights Agreement, dated August 4, 2009, between Techwell and Computershare Trust Company, N.A. (which Techwell Rights, together with the shares of the Techwell Common Stock are herein referred to as the “Shares”), at a purchase price of $18.50 per Share (the “Offer”).

The Offer is subject to the condition that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer will, when combined with any Shares owned by Parent and its subsidiaries including Purchaser immediately prior to the expiration of the Offer, represent at least a majority of the total number of the Shares outstanding on a fully diluted basis.  The Offer is also subject to certain other closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of certain legal impediments and other customary closing conditions.

As soon as practicable following the completion of the Offer, Purchaser will merge with and into Techwell (the “Merger” and such time as the Merger occurs is the “Effective Time”). Following the consummation of the Merger, Techwell will be a wholly-owned subsidiary of Parent. At the Effective Time, each Share that is outstanding and that has not been accepted for purchase pursuant to the terms of the Offer (other than the Shares that are held by (a) Purchaser, Parent, any Parent subsidiary, or Techwell, which will be canceled without consideration, and (b) stockholders, if any, who properly exercise their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive cash in an amount equal to $18.50, without interest. The Merger Agreement further provides that at the Effective Time, outstanding and unexercised options to purchase Shares (“Techwell Options”), to the extent vested and exercisable as of the Effective Time, shall be canceled (i) in the case of Techwell Options with an exercise price per Share less than $18.50, in exchange for a payment per Share equal to the difference between $18.50 and the exercise price per share of such Techwell Options, and (ii) in the case of Techwell Options with an exercise price per share greater than or equal to the $18.50, in exchange for no consideration. The Merger Agreement further provides that Techwell Options, to the extent not vested and exercisable at the Effective time, will convert into and become an option to purchase Purchaser’s common stock upon the same terms and conditions as the Techwell Options, except that the number of shares for which the new option may be exercised and the exercise price of the new options will be adjusted based on the option exchange ratio set forth in the Merger Agreement. The consummation of the Merger is subject to customary closing conditions.

Techwell has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Techwell’s business between the date of the Merger Agreement and the closing of the Offer, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.

The Merger Agreement contains certain termination rights of the parties and provides that, upon termination of the Merger Agreement under specified circumstances, Techwell will be required to pay a termination fee equal to $17,076,058.

Techwell has also granted Purchaser an option, subject to certain conditions and limitations, to purchase additional shares up to that number of Shares (the “Top-Up Option Shares”) that, when added to the number of Shares owned by Parent and Purchaser following consummation of the Offer (or, if applicable, any subsequent offering period), will constitute one Share more than 90% of the Shares then outstanding (after giving effect to the issuance of the Top-Up Option Shares).

Each member of Techwell’s board of directors and certain entities affiliated with TCV IV, L.P. have entered into tender and voting agreements dated March 22, 2010 with Parent and Purchaser (the “Tender Agreements”), pursuant to which, among other things, such holders have agreed to tender all Shares they beneficially own in the Offer, which represents approximately 23% of the outstanding Shares on a fully diluted basis, and to vote in favor of the adoption of the Merger Agreement at any special stockholders’ meeting called for that purpose, if necessary.

The foregoing descriptions of the Merger Agreement and Tender Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and Techwell will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Techwell’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Techwell’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov. Techwell stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger entered into on March 22, 2010, by and among Intersil Corporation, a Delaware corporation (“Parent”), Navajo Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, and Techwell, Inc., a Delaware corporation* (Incorporated by reference to Exhibit 2.1 to Form 8-K filed by Intersil Corporation on March 22, 2010).

99.1

Form of Tender and Voting Agreement, dated March 22, 2010, among Intersil Corporation, a Delaware corporation (“Parent”); Navajo Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, Techwell, Inc., a Delaware corporation (only with respect to Section 6 and Section 11 thereof and as a third party beneficiary of Section 4(f) thereof, and certain stockholders of Techwell, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K filed by Intersil Corporation on March 22, 2010).

* Certain schedules have been omitted and Intersil Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010

TECHWELL, INC.

By:	/s/ Mark Voll
Mark Voll
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger entered into on March 21 2010, by and among Intersil Corporation, a Delaware corporation (“Parent”), Navajo Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, and Techwell, Inc., a Delaware corporation.* (Incorporated by reference to Exhibit 2.1 to Form 8-K filed by Intersil Corporation on March 22, 2010).

99.1

Form of Tender and Voting Agreement, dated March 21, 2010, among Intersil Corporation, a Delaware corporation (“Parent”); Navajo Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, Techwell, Inc., a Delaware corporation (only with respect to Section 6 and Section 11 thereof and as a third party beneficiary of Section 4(f) thereof, and certain stockholders of Techwell, Inc. (Incorporated by reference to Exhibit 2.2 to Form 8-K filed by Intersil Corporation on March 22, 2010).

* Certain schedules have been omitted and Intersil Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.